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                                                                 Exhibit 10.23.4

                        SEVENTY-SECOND AGREEMENT AMENDING
                        NEW ENGLAND POWER POOL AGREEMENT
                                (NCPC AMENDMENT)

         THIS SEVENTY-SECOND AGREEMENT AMENDING NEW ENGLAND POWER POOL AGREEMENT, dated as of April 6, 2001 ("Seventy-Second Agreement"), amends the New England Power Pool Agreement (the "NEPOOL Agreement"), as amended.

         WHEREAS, the NEPOOL Agreement as in effect on December 1, 1996 was amended and restated by the Thirty-Third Agreement Amending New England Power Pool Agreement dated as of December 1, 1996 (the "Thirty-Third Agreement") in the form of the Restated New England Power Pool Agreement ("Restated NEPOOL Agreement") attached to the Thirty-Third Agreement as Exhibit A thereto, and the Thirty-Third Agreement also provided for the NEPOOL Open Access Transmission Tariff (the "NEPOOL Tariff") which is Attachment B to the Restated NEPOOL Agreement; and

         WHEREAS, the Restated NEPOOL Agreement and the NEPOOL Tariff have subsequently been amended numerous times, with such amendments most recently consolidated, respectively, in FERC Electric Third Revised Rate Schedule No. 5, submitted in Docket No. ER00-2894-000, and FERC Electric Tariff, Fourth Revised Volume No. 1, submitted in Docket Nos. EL00-62-000, et al.; and

         WHEREAS, the Participants desire to amend the NEPOOL Agreement, including the NEPOOL Tariff, as heretofore amended, to reflect the revisions detailed herein.

         NOW, THEREFORE, upon approval of this Seventy-Second Agreement by the NEPOOL Participants Committee in accordance with the procedures set forth in the NEPOOL Agreement, the Participants agree as follows:


                                    SECTION 1
                         AMENDMENTS TO THE NEPOOL TARIFF

1.1 The first sentence of the first paragraph of Section 24(a) is amended so that it reads:

         (a) Until the earlier of the CMS/MSS Effective Date or the implementation effective date of an order issued by the Commission directing a different allocation of Congestion Costs, if limitations in available transmission capacity over any interface within the NEPOOL Control Area in any hour require that the System Operator dispatch resources out-of-merit, the System Operator shall determine for the affected area or areas the aggregate of the Congestion Costs for the hour.
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1.2      The last paragraph in Section 24(a) is amended so that it reads:

         As used in this Section 24(a), "Congestion Costs" for an hour shall equal the aggregate of the portions of the uplift paid to resources for a Scheduled Dispatch Period that are attributable to that hour for those resources which were run out-of-merit because of limitations in transmission capacity, as such portions are calculated in accordance with the applicable Market Rules.


                                    SECTION 2
                                  MISCELLANEOUS

2.1 This Seventy-Second Agreement shall become effective on July 1, 2001 or on such other date as the Commission shall provide that the amendments reflected herein shall become effective.

2.2 Terms used in this Seventy-Second Agreement that are not defined herein shall have the meanings ascribed to them in the NEPOOL Agreement and NEPOOL Tariff.


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